Exhibit 5.1

December 15, 2011

Pioneer Southwest Energy Partners L.P.

5205 N. O’Connor Blvd., Suite 200

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel to Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of (i) a registration statement on Form S-3 (File No. 333-162566) (the “Universal Shelf Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”), and declared effective by the Commission on November 9, 2009, related to the offering from time to time, of up to $500,000,000 of securities of the Partnership, including common units of the Partnership, and the prospectus contained in the Universal Shelf Registration Statement, and (ii) a registration statement on Form S-3 (File No. 333-178074) (the “Resale Registration Statement”), filed with the Commission pursuant to the Securities Act and declared effective by the Commission on December 12, 2011, relating to the offer and sale by a selling unitholder (the “Selling Unitholder”), from time to time, of up to an aggregate of 20,521,200 common units of the Partnership and the prospectus contained in the Resale Registration Statement (together with the prospectus contained in the Universal Shelf Registration Statement, the “Base Prospectuses”). We have also participated in the preparation of the Prospectus Supplement dated December 13, 2011 (the “Prospectus Supplement” and, together with the Base Prospectuses, the “Prospectus”) relating to the offer and sale of up to an aggregate of 5,060,000 common units (including 2,600,000 common units to be sold by the Partnership (the “Primary Units”) and up to 2,460,000 common units to be sold by the Selling Unitholder (the “Secondary Units” and together with the Primary Units, the “Units”)) pursuant to that certain Underwriting Agreement dated December 13, 2011 (the “Underwriting Agreement”), by and among the Partnership, the Selling Unitholder and the several underwriters named therein (the “Underwriters”).

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Universal Shelf Registration Statement, (ii) the Resale Registration (iii) the Base Prospectuses, (iv) the Prospectus Supplement, (v) executed copies of the organizational documents of the Partnership and Pioneer Natural Resources GP LLC (“Pioneer GP”), (vi) the resolutions adopted by the Board of Directors of Pioneer GP dated December 2, 2011 and the pricing committee thereof dated December 13, 2011, (vii) unanimous written consent by the Board of Directors of Pioneer GP dated December 13, 2011, (viii) the unanimous written consent by the Board of Directors of the Selling Unitholder dated December 2, 2011 and the pricing committee thereof dated December 13, 2011, and (ix) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Partnership, the Selling Unitholder and the other parties thereto, (v) the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units, (vi) each person signing the documents we examined has the legal authority and capacity to do so and (vii) all Units will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Universal Shelf Registration Statement and the Resale Registration Statement and the applicable Prospectus.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

(i) when the Primary Units have been issued and delivered in accordance with the terms of the Underwriting Agreement upon payment of the consideration therefor provided for therein, then the Primary Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus); and

(ii) the Secondary Units have been duly authorized and validly issued, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus).

The opinions expressed herein are qualified in the following respects:

A.	The foregoing opinions are limited in all respects to the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

B.	We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Universal Shelf Registration Statement and the Resale Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.